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SECURITIES AND EXCHANGE COMMISSION
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CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)
JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
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Long Term Performance Review

September 2015

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INVESTMENT MANAGEMENT

Disclaimer

This presentation is for discussion and general informational purposes only. It does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of JCP Investment Management, LLC ("JCP"), and are based on publicly available information with respect to Casella Waste, Inc. (the "Issuer"). Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Issuer with the Securities and Exchange Commission ("SEC"), and other sources.

JCP has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

Except for the historical information contained herein, the matters addressed in this presentation are forward-looking statements that involve certain risks and uncertainties. You should be aware that actual results may differ materially from those contained in the forward-looking statements.

JCP shall not be responsible or have any liability for any misinformation contained in any SEC filing, any third party report or this presentation. There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and pro forma information set forth herein are based on assumptions which JCP believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security.

JCP reserves the right to change any of their opinions expressed herein at any time as they deem appropriate. JCP disclaims any obligation to update the information contained herein.

Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security.

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I. Overview and Total Shareholder Return

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Why Change is Warranted

JCP first purchased shares of Casella in 2010. Since then, we have witnessed the Board oversee significant value destruction and chronic underperformance.

- **Abysmal total stockholder return (TSR):** The Total Shareholder Return over the last -3, -5 and -10 years has been extremely disappointing. In the last 10 years, the stock is down nearly 50%.

- **Poor capital allocation:** In the past 10 years despite generating cumulatively +$600 million in cash flow from operations and spending $770 million on capital expenditures, Casella has not increased the earning power of the company.

- **Excessive leverage and stock dilution has been rampant:** The Company is leveraged at +5.0x while competitors like Republic, Waste Management, Progressive, and Waste Connections are leveraged less than 3.5x. Meanwhile, the Class A share count has increased by 67% since 2005, a significant dilution of the public shareholders, while Chairman and CEO John Casella and his brother Vice Chairman Doug Casella have retained the same count for their super-voting Class B shares.

- **Poor operating performance:** Revenues have remained flat despite significant capital expenditures. EBITDA has decreased from $112 million in 2005 to $95 million in 2014 and EBITDA margins have declined.

- **Troubling related party transactions and entrenchment** : Casella Waste has paid more than $80 million to Casella Construction controlled by Chairman and CEO John Casella and his brother Vice Chairman Doug Casella over the past 10 years. John and Doug own approximately 6% of the Company, while retaining voting interests in more than 20% of the company. We believe this disproportionate voting power has allowed John Casella to retain his position despite disastrous results over his 18 year tenure.

- **Broken promises & missed targets :** The Board and CEO John Casella continue to make promises and issue guidance on which they fail to deliver.

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Shareholder Value Lost

IPO 1997

$18.00

18 years later

Sept 2015

$6.60

John Casella = +$80 million in Related Party Dealings

Net seller of his Class A Shares over 18 years

Class A Shareholders = Loss of more than 60% since IPO

Source: Per Bloomberg and SEC Filings as of September 8th, 2015.
Note: First trading day of 10/29/97 closing price of $22.25.

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Total Shareholder Return (TSR)

Management and the Board have a record of poor shareholder returns despite favorable markets and strong peer performance

Casella has materially underperformed Proxy and Similar Competitor groups by considerable amounts over 3-, 5-, and 10- year periods

	Share Price Performance (1)			
	1-Year	3-Year	5-Year	10-Year
Republic Services Inc	7%	58%	58%	120%
Waste Connections Inc	-1%	69%	96%	221%
Waste Management Inc	10%	62%	78%	150%
Most Similar Competitors	5%	63%	77%	164%
S&P 500 Index	-2%	37%	79%	60%
2014 CWST Proxy Group (2)	4%	49%	68%	151%
Casella Waste Systems Inc	**49%**	**39%**	**49%**	**-48%**
Underperformance vs. S&P 500 Index	**51%**	**2%**	**-31%**	**-108%**
Underperformance vs. 2014 CWST Proxy Group	**45%**	**-9%**	**-19%**	**-199%**

Source: Bloomberg as of September 8, 2015

1. Figures are adjusted for dividends.

2. Progressive Waste Solutions is calculated with Canadian listed equity unadjusted for US dollar.

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Shareholder Value Lost

- Share Price Down nearly 50% over 10 years
- +$770 million over 10 years in Capital Expenditures with no incremental growth in EBITDA
- +$80 million in Related Party Transactions
- Share count up more than 60% over 10 years
- Consistently Missed Guidance over 15 years

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II. Poor Capital Allocation

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Serious Concerns About Capital Allocation

Capital allocation at Casella has been categorically subpar for more than a decade with many acquisitions, poor execution of internal efforts and declining cash flow despite ample capex spending

Capital Expenditures

- Casella's capital expenditure program is yet to produce incremental cash flow over the last 10 years

Poor Acquisitions

- Nearly $90 million has been spent over the last 10 years on acquisitions with no incremental cash flow. Over this same time period the share count is up more than 50% with no incremental value added

KTI Acquisition

- 3 members of the Board, including John and Doug Casella, who oversaw the 1999 acquisition of KTI are still serving despite the catastrophic results

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Years of Capex Without Incremental Growth

- For years cash flow has been poorly spent organically and on acquisitions that have generated no incremental EBITDA
- Casella generated more than $600 million in Cash Flow from Operations over last 10 years with no return

+$770 million spent over 10 years with a declining EBITDA *($ in Thousands)*

Cumulative Capex+Acquisitions
Adjusted EBITDA
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
112,050
114,548
118,504
128,334
120,633
123,373
99,309
101,247
87,842
95,109
104,400
Cumulative Capex+Acquisitions
Adjusted EBITDA

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	LTM
Cumulative Capex+Acquisitions	89,577	223,279	328,202	413,257	473,387	528,601	585,594	646,908	726,894	785,822	846,079
Adjusted EBITDA	112,050	114,548	118,504	128,334	120,633	123,373	99,309	101,247	87,842	95,109	104,400

Source: SEC Filings
Note: Adjusted EBITDA adds back depletion and interest accretion non-cash charges each year to remain consistent with Company disclosure. LTM Capex per company presentation.

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Years of Capex Without Incremental Growth

+$770 million Total Capex over 10yrs

No New EBITDA

= <u>Shareholder Value Destruction</u>

Time for a Management Change

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Poor Acquisition History

In 1999, Casella agreed to pay $340mm for KTI, a waste company primarily involved in recycling and waste to energy. Long term debt boomed from $82mm in FY1999 to $449mm in FY2000 while they also increased the Class A share count over the year by +40%

> "It is, simply, a very powerful combination. It enhances our company's growth opportunities – not only here in the Northeast, but in markets adjacent to and outside the region where we can build the same type of disciplined market leadership platform."
>
> *– John Casella, Annual Report, 1999*

1 year later

	1/13/99 Projections	FY 2000	% Difference
Revenues	$560	$337	(40%)
EBITDA	$145	$83	(43%)
EPS	$1.30	$0.57	(56%)

Source: Per SEC Filings.

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Poor Acquisition History

After more than $770mm spent over the past 10 years on capex and other acquisitions, Casella Waste has similar assets as in 1999

	January 13, 1999	January 30, 2015
Landfills	6	10
Collection Operations	34	35
Transfer Stations	46	44
Recycling Facilities	13	18

"Would you do it again?"

"While we certainly wouldn't want to repeat the experience we had with KTI, we will still look for opportunities and take manageable risks within our core market."

- John Casella, Annual Report 2001

Poor Risk Management

Source: Per SEC Filings.

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Poor Acquisition History

"**From fiscal year 2003 to fiscal year 2007, we invested approximately $177.5 million of capital to acquire and develop strategically located landfill capacity.** Capital spending was elevated during this period as we built-out 25- to 30-year infrastructure and met contractual obligations associated with operating leases at certain of the landfill facilities. The heightened growth capital investment for existing landfill development projects was largely completed by the end of fiscal year 2007 when the focus shifted to extracting appropriate returns from the invested capital." – *CWST 10-K 2012*

Given negative shareholder returns since the beginning of this program, we are concerned what the next 10 years may bring

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III. Excessive Leverage and Stock Dilution

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Excessive Leverage

- **Casella had paid down some of its debt in 2011 after divesting a large portion of the KTI assets; however debt levels are near all time highs again**

- **Debt levels are materially above those of peers and have remained excessively high due in part to failed acquisitions - <u>management and the Board have not been held accountable</u>**

Long Term Debt Increases

600,000
550,000
500,000
450,000
400,000
350,000
300,000
378,717
558,130
528,290
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
June 30, 2015

Source: SEC Filings

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Class A Share Dilution

- Class A Shares outstanding have increased every year since 2000
- Class A share issuances have been used by the Board for payments to employees, acquisitions, and de-leveraging the balance sheet – all payments that could have been avoided or controlled by the Board and management
- While Class A shares held primarily by public shareholders have been continuously diluted, the Class B shares held by Chairman and CEO John Casella and his brother Vice Chairman Doug Casella, have remained unchanged since the Company became public

Class A Shares
45,000,000
40,000,000
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
10,563,504
23,860,498
39,978,784
Since 2005 - 67% Increase
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015-P

Source: SEC Filings

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Board Lacks Shareholder Representation

Significant Debt

+ Continuous Class A Dilution

= **CASELLA'S BOARD NEEDS LARGE CLASS A PUBLIC SHAREHOLDER REPRESENTATION**

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IV. Poor Operating Performance

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No Increase in Revenue after Cap Ex Spend

Casella has produced no more revenues today than it had in 2006 after years of significant capital expenditures

900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
846,079
535,754
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
LTM
Revenues
Cumulative Capex+Acquisitions

Source: SEC Filings

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Declining EBITDA and EBITDA Margins

Casella has not been able to increase EBITDA or EBITDA margins even as they continue to release guidance claiming that

140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
LTM
Adjusted EBITDA
EBITDA margins

"We believe **the best measure of performance** in our industry remains cash flow. We continue to focus on earnings before interest, taxes, depreciation and amortization (EBITDA) as our performance yardstick." - *John Casella, 2000 Annual Report*

Source: SEC Filings

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V. Troubling Related Party Transactions and Entrenchment

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Related Party Transactions Continue

- The Company has paid +$80 Million to Casella Construction, a company controlled by Chairman and CEO John Casella and his brother Vice Chairman Doug Casella
- This large payment on an absolute and relative basis represents almost a third of the market capitalization of the Company

+$80 million in Related Party Transactions over last +10 years

Cumulative
100,000,000
90,000,000
80,000,000
70,000,000
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
-
90,404,248
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
T-2014

Source: SEC Filings

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Casella Construction, Inc.

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- Casella Waste does business with Casella Construction
- John has significant interests in both
- +$80 million in revenues are paid to Casella Construction from Casella Waste for business done over the last +10 years

John Casella Has Conflicting Interests with Public Class A Shareholders

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Loans to Employees

- Generally poor practice for the Company to lend money to employees
- From 2000 to 2011, the Company made a $1 million loan to the then COO for margin loans he had taken on his stock
- The interest rate charged was the prime rate with no maturity, while the company borrowed at high yield rates
- John Casella and the Board lent employees money cheaply while the Company was servicing expensive debt

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Class A Dilution Continues with No Growth

- The Company has a dual class capital structure – while the Class A shares held predominantly by public shareholders have 1 vote per share, the Class B shares held exclusively by Chairman and CEO John Casella and his brother have 10 votes per share
- This means that while John and Doug Casella have less than 10% economic interest in the company they command more than 20% of the total voting power
- **In addition, John Casella has served as both Chairman and CEO for the past 18 years and should be held accountable for the value destruction he has overseen**

	1998	2015
Class A - Public Shareholders (1 Vote Per)	10,563,504	39,928,206
Class B - John and Doug Casella (10 Votes Per)	988,200	988,200

As both Chairman and CEO for 18 years and holder of +20% voting power John Casella is directly responsible for the dire state of Casella Waste

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CEO John Casella HAS Never Purchased but Consistently Sold Class A Shares

CEO JOHN CASELLA HAS NEVER MADE AN OPEN MARKET PURCHASE OF ONE SHARE OF CLASS A STOCK

CEO CASELLA HAS SOLD MORE THAN $1 MILLION WORTH OF CLASS A SHARES SINCE 2007

Trade Date	Participants	Net Sell (Shares)	Net Buy (Shares)
6/10/2015	CASELLA JOHN W	-2,928	-
7/3/2014	CASELLA JOHN W	-10,118	-
12/17/2013	CASELLA JOHN W	-2,968	-
12/16/2013	CASELLA JOHN W	-32,644	-
12/13/2013	CASELLA JOHN W	-17,400	-
7/18/2012	CASELLA JOHN W	-9,140	-
7/17/2012	CASELLA JOHN W	-3,800	-
3/8/2012	CASELLA JOHN W	-11,161	-
3/7/2012	CASELLA JOHN W	-3,839	-
6/24/2011	CASELLA JOHN W	-11,280	-
6/24/2010	CASELLA JOHN W	-6,138	-
12/16/2009	CASELLA JOHN W	-7,600	-
12/15/2009	CASELLA JOHN W	-29,900	-
1/12/2007	CASELLA JOHN W	-8,000	-
	Total Shares	-156,916	
	@$6.50	-$1,019,954	

Source: Per Bloomberg.

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VI. Broken Promises & Missed Targets

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Broken Promises & Missed Targets

GUIDANCE

Announcement	January 13th, 1999	June 7th, 2010	July 7th, 2015	2018
Revenue	$560m	$532 - $542m	$525 - $535m	1.7% - 2.6% CAGR
EBITDA	$145m	$123 - $127m	$103 - $107m	$122 - $132m
EPS	$1.30 per share	-	-	-
Period	For FY2000	For FY2011	For CY2015	For CY2018

Source: SEC Filings.

Missed **Missed** **???** **???**

"Our vision? **Double the size** of our business by the continued concentration of our existing core franchise over the next three to five years."

- *John Casella, 2003 Annual Report*

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Broken Promises & Missed Targets

GUIDANCE (cont)

FY2000 Guidance

After the merger, Casella will have annualized revenues of approximately $460 million, EBITDA in excess of $115 million, and total assets in excess of $650 million. The companies anticipate near-term synergies of approximately $9 million annually. The transaction is expected to be immediately accretive to earnings, estimated at $0.34 per share over current First Call estimates of $0.96 for the fiscal year ending April 30, 2000.

For the fiscal year ending April 30, 2000, the combined company projects revenues of $560 million, EBITDA of $145 million, and EPS of $1.30 per share.

– CWST 8-K January 13th, 1999

FY2011 Guidance

Revenues $532.0 million - $542.0 million

Adjusted EBITDA $123.0 million- $127.0 million

Capital Expenditures between $60.0 million and $66.0 million, with maintenance capital expenditures of $53.0 million to $56.0 million and growth capital expenditures of $7.0 million to $10.0 million
Free Cash Flow* between $1.0 million and $8.0 million

– CWST 8-K June 7th, 2010

Missed Guidance

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Broken Promises & Missed Targets

LEVERAGE

"Over the next three to five years we have targeted a leverage of three to 3.5 times debt to EBITDA and ultimately we believe that bringing our leverage down to this range will reduce our cost of capital for future borrowings."
– *John Casella, Earnings Call 1Q10*

Decade of increasing leverage

6.0x
5.5x
5.0x
4.5x
4.0x
3.5x
3.0x
3.4x
4.0x
4.0x
4.3x
4.5x
4.5x
4.7x
4.7x
5.6x
5.3x
5.1x
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
LTM

"I think that it's important that, from our perspective, we want to get to below 3.5 times debt-to-EBITDA; that was our target, but we want to get below it. **Our strategic plan shows that we will get there fairly comfortably, but we want to get there as quickly as possible."** – *John Casella, Earnings Call 3Q11*

Undelivered Promises

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Broken Promises & Missed Targets

OPERATIONAL

"We have numerous operating initiatives including the pricing initiative. So we certainly expected not just the debt to go down, but the EBITDA to rise. And the cash flow numbers really start to jump in 2012 when we take that $24 million a year by then, of cash interest out of the model." – *John Casella, Earnings Call 3Q11*

"I believe that our team now clearly understands their part in accomplishing our goals to increase free cash flow to over $20 million in fiscal year 2013, reach profitability, and decrease our leverage below 3.5 times." – *John Casella, Earnings Call 1Q12*

Undelivered Promises

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Broken Promises & Missed Targets

DILUTION

"We've also been asked by many of our shareholders if we plan to issue equity. Our answer is no. Our stock is extremely undervalued, and we don't have a great use of proceeds and while our leverage is still not at our long-term targeted level, we do not have any looming maturities that would force us to issue equity."

– *John Casella, CWST Earnings Call 4Q11*

11.5 million shares were issued on September 28, 2012 at $4.00 per share

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Broken Promises & Missed Targets

"If plantings made confidently are repeatedly followed by disappointing harvests, something is wrong with the farmer.

Just as you should be suspicious of managers who pump up short-term earnings by accounting maneuvers, asset sales and the like, so also should you be suspicious of those managers who fail to deliver for extended periods and blame it on their long term focus."

- Warren Buffet, Chairman Letter, 1992

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JCP Investment Management

The Pantry

- $7.5 billion Revenue, +$200 million in EBITDA with 1,500 convenience stores spread across the southeast United States
- Proxy vote in March 2014 replacing 3 directors on the Board, with James Pappas, Todd Diener and Josh Schechter joining the Board

Opportunity for Value Creation:

- The Total Shareholder Return over the last -3, -5 and -10 years was negative, The Pantry underperformed their Peer's and underperformed the broader equity markets
- Adjusted EBITDA declined from +$280 million in FY 2009 to $202 million in FY 2013
- The Company spent more than $900 million in capital expenditures and more than $900 million in acquisitions in the previous 10 years and EBITDA nominally increased
- Four CEOs in 5 years
- The average Board tenure was +7 years with some members of the Board having served for 9 to 11 years, current Directors held less than 1% of the stock, had been net sellers of the stock since 2010 and the Board received more than $8.5 million in compensation over the period of underperformance

After strategic assessment around how much return on capital the remodels would have, the Board decided for a sale and in December 2014 announced the sale to Alimentation Couche-Tard in $1.8 billion transaction

If a shareholder had invested in The Pantry when we joined the Board, he would have made over 2.0x their money.

JCP believes a change in leadership is sometimes required – at Morgan's we were instrumental in Chairman / CEO change and at The Pantry, we replaced the Chairman.

We are NOT focused on the last quarter – we are focused on the next 10 years – and will they be better than the last?

Other Company Involvements: Jamba Juice, Viad, AmREIT

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Shareholder Value Lost

"The market value of our company – *your* company – grew by over seventy percent since the pricing of our initial public offering last fall.

This growth in shareholder value is the simplest measure of our success."

- John Casella, Shareholder Letter, 1998

IPO 1997

$18.00

18 years later

Sept 2015

$6.60

John Casella = +$80 million in Related Party Dealings

Shareholders = Loss of more than 60%

Source: Per Bloomberg and SEC Filings as of September 8th, 2015.
Note: First trading day of 10/29/97 closing price of $22.25.

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Shareholder Value Lost

- ❑Share Price Down nearly 50% over 10 years
- ❑+$770 million over 10 years in Capital Expenditures
- ❑+$80 million in Related Party Transactions
- ❑Share count up more than 60% over 10 years
- ❑Consistently Missed Guidance over 15 years

18 Years

Time for a Change in Management

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CERTAIN INFORMATION CONCERNING PARTICIPANTS

JCP Investment Partnership, LP, collectively with its affiliates and the other participants named herein, have filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2015 annual meeting of stockholders of Casella Waste Systems, Inc. (the “Company”).

JCP INVESTMENT MANAGEMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are JCP Investment Partnership, LP (“JCP Partnership”), JCP Single-Asset Partnership, LP (“JCP Single-Asset”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), JCP Investment Management, LLC (“JCP Management”), James C. Pappas and Brett W. Frazier.

As of the date hereof, JCP Partnership beneficially owns 1,571,819 shares of the Company’s Class A common stock. $0.01 par value per share (“Common Stock”), including 12,500 shares of Common Stock underlying certain call options exercisable within sixty (60) days hereof.  As of the date hereof, JCP Single-Asset beneficially owns 714,851 shares of the Common Stock, including 12,500 shares of Common Stock underlying certain call options exercisable within sixty (60) days hereof.  As the general partner of each of JCP Partnership and JCP Single-Asset, JCP Partners may be deemed to beneficially own the 2,286,670 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset.  As the general manager of JCP Partners, JCP Holdings may be deemed to beneficially own the 2,286,670 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset.  As the investment manager of JCP Partnership and JCP Single-Asset, JCP Management may be deemed to beneficially own the 2,286,670 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset.  As the sole member of JCP Holdings and the managing member of JCP Management, Mr. Pappas may be deemed to beneficially own the 2,286,670 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset.

As of the date hereof, Mr. Frazier beneficially owns 40,000 shares of Common Stock.

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11